UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________________
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2017
__________________________________

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace Sunnyvale, California 94089
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (408) 716-4600
__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2017, Accuray Incorporated (the “Company”) issued $85 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2022 (the “new notes”) consisting of (i) $53 million aggregate principal amount of new notes to certain holders of the Company’s outstanding 3.50% Convertible Senior Notes due 2018 and 3.50% Series A Convertible Senior Notes due 2018 (together, the “existing notes”) who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such holders, the “Exchange Participants”) in exchange for approximately $47 million aggregate principal amount of the Exchange Participants’ existing notes (the “Exchange”) and (ii) $32 million aggregate principal amount of new notes to certain other qualified new investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”) for cash (the “Subscription”). The net proceeds of the cash issuance were used to repurchase approximately $28 million of additional existing notes from the Exchange Participants (such transaction, together with the Exchange and Subscription, the “Transactions”). See the Company’s Current Report on Form 8-K filed on July 28, 2017 for a description of the agreements entered into between the Company and each Exchange Participant and Purchaser in relation to the Transactions (together, the “Agreements”).

In connection with the issuance of the new notes in the Exchange and Subscription, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Additional information pertaining to the new notes and the Indenture is contained in Item 2.03 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The new notes are the Company’s general unsecured unsubordinated obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the new notes, equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (include trade payables) of the Company’s subsidiaries.

The new notes will pay interest semiannually in arrears at a rate of 3.75% per annum on January 15 and July 15 of each year, beginning on January 15, 2018. The new notes will mature on July 15, 2022, unless earlier converted or repurchased.

Prior to April 15, 2022, the new notes will be convertible at the option of the holder under certain circumstances and during certain periods. The new notes may be surrendered for conversion without regard to these conditions at any time from, and including, April 15, 2022 to, and including, the business day immediately preceding the maturity date. Upon conversion, the Company will have the right to pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s election.

The initial conversion rate for the new notes is 174.8252 shares of the Common Stock per $1,000 principal amount of the new notes (subject to certain adjustments), which is equivalent to a conversion price of approximately $5.72 per share. The conversion rate for the new notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

A holder that surrenders new notes for conversion in connection with a “make-whole fundamental change” (as defined in the Indenture) that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate.

The Company may not redeem the new notes prior to maturity.

Upon the occurrence of certain fundamental changes, the holders of the new notes may require the Company to repurchase all or a portion of their new notes for cash at a price equal to 100% of the principal amount of the new notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the new notes then outstanding may declare the entire principal amount of all the new notes, and the interest accrued on such new notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the new notes will be due and payable immediately.

The foregoing descriptions of the new notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the new notes and the Indenture. A copy of the form of Indenture, including the form of new note, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The Company issued the new notes to the Exchange Participants and the Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Items 1.01 and 2.03 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 7, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.75% Convertible Senior Note due 2022 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accuray Incorporated

By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

Date: August 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 7, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.75% Convertible Senior Note due 2022 (included in Exhibit 4.1)

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